Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI CORPORATION ANNOUNCES SECOND QUARTER 2017 RESULTS

San Jose, Calif. (July 27, 2017) – Xperi Corporation (Nasdaq: XPER) (the “Company” or “we”) today announced financial results for the second quarter ended June 30, 2017.

“Our results for the quarter were very good, with revenue at the high end of our outlook and Non-GAAP EPS exceeding expectations, driven by strength in our automotive business,” said Jon Kirchner, CEO of Xperi. “The DTS integration is tracking to plan and we exited the second quarter at 90 percent of our annualized cost synergy target of 15 million dollars. As we continue to work towards resolving the Broadcom and Samsung matters, and ramp-up for the launch of various product licensing initiatives through the balance of the year, we believe we are well positioned to deliver on our strategic plans and growth objectives across the business.”

Financial Highlights

($ in millions, except per share data)

	Q2 2017		Q2 2016
Revenue	$91.3		$67.0
GAAP Net Income (Loss)	$(39.1	) [1]	$23.5
Non-GAAP Net Income	$19.0		$30.2
GAAP EPS (LPS)	$(0.79	) [1]	$0.48
Non-GAAP EPS	$0.36		$0.60

Other Relevant Metrics	Q2 2017		Q2 2016
Purchase Accounting Impact	$7.3	[2]	$0
Operating Cash Flow	$26.8	[3]	$42.7
Cash, Cash Equivalents & S-T Investments	$136.4	[4]	$371.8
Total Debt	$597		$0
Debt Principal Paid	$1.5		$0

[1]	The Company recorded an income tax provision of $26.6 million in Q2 2017 to reflect changes in the estimated annual book tax rate. The change in the income tax provision, caused by this rate change, increased the GAAP EPS loss by $0.73.
[2]	Purchase Accounting Impact represents receipts from contracts with customers that are not recorded as revenue due to purchase accounting rules, but which would have been recorded as revenue if not for the acquisition of DTS. Internally, management includes the cash flow impact from these contracts when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

[3]	The year-over-year reduction in operating cash flow is primarily attributable to the following: the positive cash flow contribution from audio licensing offset by the absence of payments from a key IP Licensing customer, a late quarterly payment from a customer received shortly after the quarter end, interest expense from debt, and higher litigation expense.
[4]	Includes $8.5 million of restricted cash in Q2 2017.

Dividends

On June 14, 2017, the Company paid $9.9 million to stockholders of record on May 24, 2017, for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on July 21, 2017, the Board of Directors approved a regular quarterly dividend of $0.20 per share of common stock, payable on September 8, 2017, to stockholders of record on August 18, 2017.

Financial Guidance

Q3 2017	GAAP Outlook	Non-GAAP Outlook
Revenue	$90M to 97M	NA
EPS	$(0.31) to (0.19)	$0.30 to 0.39
Purchase Accounting Impact [1]	$7.0M

FY 2017	GAAP Outlook
Revenue	$370M to 445M
Operating Cash flow	$155M to 205M
Fully Diluted Shares	51M
Purchase Accounting Impact [1]	$51M

[1]	Purchase Accounting Impact represents receipts from contracts with customers that are not recorded as revenue due to purchase accounting rules, but which would have been recorded as revenue if not for the acquisition of DTS. Internally, management includes the cash flow impact from these contracts when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Conference Call Information

The Company will hold its second quarter 2017, earnings conference call at 2:00 PM Pacific time (5:00 PM Eastern time) on Thursday, July 27, 2017. To access the call in the U.S., please dial +1 866-564-7439, and for international callers dial +1 323-794-2130, approximately 15 minutes prior to the start of the conference call. The conference ID is 2909771. The conference call will also be broadcast live over the Internet at www.xperi.com and available for replay for 90 days at www.xperi.com.

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Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance, achievement of planned cost synergies, resolution of the Broadcom and Samsung matters, product licensing initiatives, and strategic plans and growth objectives. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company’s technologies; failure to realize the anticipated benefits of the Company’s recent acquisition of DTS, Inc., including as a result of integrating the business of DTS; pricing trends, including the Company’s ability to achieve economies of scale; the expected amount and timing of cost savings and operating synergies; and other developments in the markets in which the Company operates, as well as management’s response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company’s recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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About Xperi Corporation

Xperi Corporation (Nasdaq: XPER) and its wholly owned subsidiaries, DTS, FotoNation, Invensas and Tessera, are dedicated to creating innovative technology solutions that enable extraordinary experiences for people around the world. Xperi’s solutions are licensed by hundreds of leading global partners and have shipped in billions of products in areas including premium audio, broadcast, computational imaging, computer vision, mobile computing and communications, memory, data storage, and 3D semiconductor interconnect and packaging. For more information, please call +1 408-321-6000 or visit www.xperi.com.

Xperi, DTS, Invensas, FotoNation, Tessera and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Recurring and IP Episodic Revenue

Recurring revenue is defined as revenue from a license agreement or other agreement that is scheduled to occur over at least one year of time. IP episodic revenue is Semiconductor and IP licensing business revenue payable within one year pursuant to a contract. IP episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awarded by courts or other tribunals, and lump sum settlement payments.

Importantly, a source of IP episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In this scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for discontinued operations, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, gain on sale of patents, restructuring and other related exit costs, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP

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and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of non-GAAP net income (loss) to the Company’s reported GAAP net income (loss) and non-GAAP earnings per share to GAAP earnings per share guidance for the third quarter of 2017.

– Tables Follow –

SOURCE: XPERI CORP

XPER-E

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XPERI CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2017	December 31, 2016*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$74,415	$65,626
Short-term investments	53,533	47,379
Accounts receivable, net	32,603	15,863
Unbilled contract receivables	15,516	51,923
Other current assets	15,961	19,150

Total current assets	192,028	199,941

Restricted cash	8,469	—
Property and equipment, net	37,172	38,855
Intangible assets, net	485,174	541,879
Goodwill	386,413	382,963
Other assets	16,150	22,798

Total assets	$1,125,406	$1,186,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,580	$7,531
Accrued legal fees	6,164	7,505
Accrued liabilities	36,723	29,086
Current portion of long-term debt	6,000	6,000
Deferred revenue	3,968	895

Total current liabilities	59,435	51,017

Long-term deferred tax liabilities	15,972	32,565
Long-term debt, net	575,451	577,239
Other long-term liabilities	17,697	17,830
Stockholders’ equity:
Common stock	60	59
Additional paid-in capital	665,633	644,194
Treasury stock	(303,525)	(300,114)
Accumulated other comprehensive loss	(94)	(148)
Retained earnings	94,777	163,794

Total stockholders’ equity	456,851	507,785

Total liabilities and stockholders’ equity	$1,125,406	$1,186,436

*	Derived from audited financial statements

XPERI CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Royalty and license fees	$91,322	$67,020	$158,577	$126,997

Total revenues	91,322	67,020	158,577	126,997

Operating expenses:
Cost of revenues	1,303	52	2,703	139
Research, development and other related costs	26,313	10,306	52,325	20,376
Selling, general and administrative	33,003	11,166	74,208	22,259
Amortization expense	28,151	6,052	56,706	12,074
Litigation expense	8,226	5,292	18,204	11,842

Total operating expenses	96,996	32,868	204,146	66,690

Operating income (loss)	(5,674)	34,152	(45,569)	60,307
Interest expense	(7,046)	—	(13,505)	—
Other income and expense, net	220	802	266	1,609

Income (loss) before taxes	(12,500)	34,954	(58,808)	61,916
Provision for (benefit from) income taxes	26,557	11,471	(8,722)	20,343

Net income (loss)	$(39,057)	$23,483	$(50,086)	$41,573

Basic and diluted net income (loss) per share:
Net income (loss) per share - basic	$(0.79)	$0.48	$(1.02)	$0.84

Net income (loss) per share - diluted	$(0.79)	$0.48	$(1.02)	$0.83

Cash dividends declared per share	$0.20	$0.20	$0.40	$0.40

Weighted average number of shares used in per share calculations - basic	49,475	48,836	49,261	49,392

Weighted average number of shares used in per share calculations - diluted	49,475	49,420	49,261	49,993

XPERI CORPORATION

RECONCILIATION FROM GAAP NET INCOME (LOSS) TO NON-GAAP INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP net income (loss)	$(39,057)	$23,483	$(50,086)	$41,573
Adjustments to GAAP net income (loss):
Stock-based compensation expense:
Research, development and other	3,437	1,487	6,134	2,871
Selling, general and administrative	5,087	2,441	9,451	4,697
Amortization of acquired intangibles	28,151	6,052	56,706	12,074
Acquisition transaction costs	(34)		1,837
Severance from DTS acquisition:
Research, development and other	175	—	224	—
Selling, general and administrative	(193)	—	288	—
Post acquisition retention bonus to DTS employees:
Research, development and other	785	—	1,655	—
Selling, general and administrative	2,781	—	5,534	—
Tax adjustments for non-GAAP items	17,835	(3,275)	(15,974)	(6,455)

Non-GAAP net income	$18,967	$30,188	$15,769	$54,760

Non-GAAP net income per share - diluted	$0.36	$0.60	$0.30	$1.07

Weighted average number of shares used in per share calculations excluding the effects of stock based compensation - diluted	52,427	50,665	51,964	51,105

XPERI CORPORATION

EPISODIC AND RECURRING REVENUE

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Episodic	$—	$300	$3,750	$5,686
Recurring	91,322	66,720	154,827	121,311

Total revenue	$91,322	$67,020	$158,577	$126,997

XPERI CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP EARNINGS PER SHARE

(unaudited)

	Three Months Ended September 30, 2017
	Low	High
Earnings per share - GAAP	$(0.31)	$(0.19)

Acquisition related costs	0.07	0.07
Stock based compensation	0.19	0.19
Amortization of intangible assets	0.56	0.56

Subtotal GAAP adjustments	0.82	0.82

Income tax effect and other	(0.21)	(0.24)

Earnings per share-non - GAAP	$0.30	$0.39